EXHIBIT 23-1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 2, 2003, relating to the financial statements of Mass Megawatts Wind Power, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.




Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
January 28, 2004


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